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                                  Exhibit 10.11

                             FIRST AMENDMENT TO THE
                            PHELPS DODGE CORPORATION
                            DIRECTORS STOCK UNIT PLAN

         Effective as of January 1, 1997, Phelps Dodge Corporation ("Corporation") adopted the Phelps Dodge Corporation Directors Stock Unit Plan ("Plan") in order to attract, retain and motivate the best qualified directors for the benefit of the Corporation and its shareholders. Subsequently, the Plan was amended and restated, effective January 1, 1998, to reflect the replacement of the Retirement Plan for Directors of Phelps Dodge Corporation by the Plan and to change the name of the Plan.

         By this Amendment, the Corporation intends to amend the Plan to modify the manner in which the number of Units awarded to Eligible Directors is calculated under the Plan.

         1. The provisions of this First Amendment shall be effective as of January 1, 2001. This First Amendment shall amend only the provisions of the Plan as set forth herein and those provisions not expressly amended hereby shall remain in full force and effect.

         2. Section 3.(a) of the Plan is amended and restated in its entirety to read as follows:

         Section 3. Units

         (a) Unit Awards. Subject to the requirements of Section 5(a), on each January 1, during the term of the Plan, each Eligible Director serving as a Director on such date, who has been a Director continuously since the prior November 15, shall be awarded the number of Units equal in value to Fifty Thousand Dollars ($50,000.00) as of the date of Grant. The number of Units granted in accordance with this Section 3(a) shall be calculated by dividing $50,000.00 by the Fair Market Value as of the December 31 immediately preceding the date of Grant. For purposes of this calculation, Unit awards can result in fractional Units being credited to an Eligible Director's Account.

         3. Section 4.(a) of the Plan is amended and restated in its entirety to read as follows:

         Section 4. Vesting and Forfeitures

         (a) Vesting. All of the Units awarded each year pursuant to Section 3(a) shall be vested as of the date of Grant. Units awarded pursuant to
         Section 3(b) shall be vested as of January 1, 1998.

IN WITNESS WHEREOF, Phelps Dodge Corporation has caused this First Amendment to be executed this 11 day of July, 2000.

                                   PHELPS DODGE CORPORATION

                                   By:  /s/ DAVID PULATIE

                                   Its: Senior Vice President, Human Resources